InspireMD Announces CEO Transition As It Sets

Commercialization Plan For Advanced Stent Technology

Former KPMG Executive Joins Board

As Head Of Audit Committee

TEL AVIV, Israel, Sept. 25, 2012 -- InspireMD, Inc. (OTCBB: NSPR) (the "Company" or "InspireMD"), announced today that Ofir Paz, co-founder, board member and Chief Executive Officer of InspireMD since its founding in 2005, intends to step down as CEO as part of a planned transition to prepare the Company for formal commercialization of its proprietary MGuard™ Embolic Protection Stent (EPS) platform technology for patients with Acute Myocardial Infraction.

To this end, the board has formed a search committee to locate a successor CEO candidate and the Company has engaged an executive search firm to assist in this process. Mr. Paz will remain the Company’s CEO until a successor is named. Mr. Paz will remain a director following his resignation as CEO.

The Company also announced that former KPMG, LLC executive James J. Loughlin has joined the Board of Directors and has been named Chairman of the Audit Committee.

Mr. Loughlin’s distinguished career at KPMG included serving as National Director of KPMG’s Pharmaceuticals Practice and a five-year term as a member of the KPMG board of directors. He currently serves on the boards and chairs the audit committees of Celgene Corp. (CELG) and Edge Therapeutics, a development stage company.

Sol Barer, PhD, Chairman of InspireMD, said: “We are finalizing our U.S. approval pathway while getting set for the formal marketing launch of the MGuard technology platform outside the U.S. under our existing CE Mark.

“We are deeply indebted to Ofir for his leadership as co-founder, director and CEO for the past seven years. His vision and persistence were instrumental in bringing us to this important juncture. His insights and continuing contributions as a board member will be valued by all of us.

“We are delighted to welcome Jim Loughlin to the board. We look forward to his wisdom and experience, not only as an expert in public company financial systems and reporting, but also in the specialized needs of healthcare industry companies.”

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is listed on the OTC BB under the ticker symbol "NSPR".

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About MGuard™ Embolic Protection Coronary Stent

MGuard™ combines a coronary stent merged with an embolic protection specifically designed for acute MI patients. The embolic protection is comprised of an ultra-thin polymer micron net that is integrated with the stent. The MGuard™ is designed to provide outstanding and lifelong embolic protection, without affecting deliverability. MGuard™ is CE Mark approved.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, its Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk at:

Redington, Inc.

212 926-1733

203 222-7399

inspiremd@redingtoninc.com

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